UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

PARSEC CAPITAL ACQUISITIONS CORP

(Exact name of registrant as specified in its charter)

Delaware	001-40871	86-2087408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W. Main Street

Lewisville, TX 75057

(Address of principal executive offices, including zip code)

203-524-6524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, and one Warrant	PCXCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	PCX	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PCXCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed in a Current Report on Form 8-k dated December 9, 2021, on December 14, 2021, the units issued in the initial public offering (the “Units”) of Parsec Capital Acquisitions Corp., a Delaware corporation (the “Company”), each consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one warrant of the Company (“Warrant”), with each Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, began separately trading as shares of Class A Common Stock and Warrants instead of as Units.

Effective December 14, 2021, the Units ceased to trade on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “PCXCU.” The shares of Class A Common Stock and the Warrants began trading on Nasdaq under the symbols “PCX” and “PCXCW,” respectively.

Effective December 22, 2021, the Units of the Company will be reinstated and begin trading on Nasdaq, with the original symbol of “PCXCU”, each Unit consisting of cone share of Class A Common Stock and one Warrant, with each Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The shares of Class A Common Stock and the Warrants are expected to trade on Nasdaq under the symbols “PCX” and “PCXCW,” respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2021	Parsec Capital Acquisitions Corp

	By:	/s/ Patricia Trompeter
	Name:	Patricia Trompeter
	Title:	Chief Executive Officer